Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A Common Stock of Apartment Investment and Management Company, a Maryland corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 19, 2022

Land & Buildings Capital Growth Fund, LP

By:	Land & Buildings Investment Management, LLC Investment Manager

By:	/s/ Jonathan Litt
	Name:	Jonathan Litt
	Title:	Managing Principal

Land & Buildings GP LP

By:	L&B GP LLC General Partner

By:	Land & Buildings Investment Manager, LLC Manager

By:	/s/ Jonathan Litt
	Name:	Jonathan Litt
	Title:	Managing Principal

L&B Opportunity Fund, LLC

By:	Land & Buildings Investment Management, LLC Investment Manager

By:	/s/ Jonathan Litt
	Name:	Jonathan Litt
	Title:	Managing Principal

L&B Total Return Fund LLC

By:	Land & Buildings Investment Management, LLC Investment Manager

By:	/s/ Jonathan Litt
	Name:	Jonathan Litt
	Title:	Managing Principal

L&B Secular Growth

By:	Land & Buildings Investment Management, LLC Investment Manager

By:	/s/ Jonathan Litt
	Name:	Jonathan Litt
	Title:	Managing Principal

Land & Buildings Investment Management, LLC

By:	/s/ Jonathan Litt
	Name:	Jonathan Litt
	Title:	Managing Principal

/s/ Jonathan Litt
Jonathan Litt

/s/ Corey Lorinsky
Corey Lorinsky